UNITED STATES
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Piedmont Lithium Inc.

(Name of Registrant as Specified in Its Charter)

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PRESS RELEASE | July 28, 2025 | NASDAQ: PLL

 PIEDMONT LITHIUM URGES SHAREHOLDERS TO VOTE “FOR” MERGER WITH
SAYONA MINING AHEAD OF JULY 31, 2025 MEETING

Belmont, North Carolina, July 28, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today reaffirmed its strong support for the proposed merger with Sayona Mining Limited (ASX: SYA) and reminds shareholders to vote on the proposed merger prior to the deadline of 11:59 p.m. ET on Wednesday, July 30.

The Company is pleased to report that the votes received to date have been overwhelmingly in favor of the merger. In addition, the leading U.S. and Australian independent proxy advisory firms have recommended that shareholders support all three proposals to be considered at the upcoming special meeting. For the transaction to proceed, the Company requires a majority of shares outstanding are voted in favor of the merger, so it is critical to maximize shareholder vote turnout to achieve the quorum for the upcoming meeting.

For further information, contact:

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

Additional Information and Where to Find It

In connection with the proposed merger, Piedmont has filed with the SEC and has mailed or otherwise provided its stockholders with a proxy statement regarding the proposed merger. BEFORE MAKING ANY VOTING DECISION, PIEDMONT’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of these documents, and other documents containing important information about Piedmont and the proposed merger through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Piedmont will be available free of charge on our website at www.piedmontlithium.com or by contacting our Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.

Participants in the Solicitation

Piedmont and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of the company is set forth in the company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 28, 2023, and the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 26, 2025. You can obtain a free copy of these documents from the company using the contact information above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the proxy statement carefully before making any voting decisions. You may obtain free copies of these documents from the company using the contact information indicated above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed merger will be implemented solely pursuant to the terms and conditions of the merger agreement, as amended, which contain the full terms and conditions of the proposed merger.